Exhibit 99.1
United States Heating Oil Fund, LP
Monthly Account Statement
For the Month Ended June 30, 2011

Statement of Income (Loss)

Income
Realized Trading Gain (Loss)	$334,950
Unrealized Gain (Loss) on Market Value of Futures	(610,991)
Dividend Income	46
Interest Income	4
Total Income (Loss)	$(275,991)

Expenses
Investment Advisory Fee	$3,389
SEC & FINRA Registration Expense	600
Brokerage Commissions	251
NYMEX License Fee	144
Non-interested Directors' Fees and Expenses	49
Prepaid Insurance Expense	37
Other Expenses	16,440
Total Expenses	20,910
Expense Waiver	(15,593)
Net Expenses	$5,317
Net Gain (Loss)	$(281,308)

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Period 6/1/11	$7,038,009
Net Gain (Loss)	(281,308)

Net Asset Value End of Period	$6,756,701
Net Asset Value Per Unit (200,000 Units)	$33.78

To the Limited Partners of United States Heating Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended June 30, 2011 is accurate and complete.

/s/ Howard Mah

Howard Mah
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States Heating Oil Fund, LP

United States Commodity Funds LLC
1320 Harbor Bay Parkway
Suite 145
Alameda, CA 94502